UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): April 27, 2017

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.			☐

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2017, CytRx Corporation (“we,” “us,” “our” or the “company”) priced our recently announced proposed public offering of 30 million shares of our common stock at a price of $0.50 per share, for gross proceeds of approximately $15 million.

We will sell the shares to certain investors pursuant to securities purchase agreements entered into on April 28, 2017, which contain customary representations, warranties and agreements of us and the investors, and customary conditions to closing, obligations of the parties and termination provisions. We also agree in the securities purchase agreements to indemnify the investors against certain liabilities. Other investors purchased shares pursuant to a prospectus supplement and accompanying prospectus.

H. C. Wainwright & Co., or Wainwright or the placement agent, is acting as our placement agent on a reasonable best efforts basis with respect to the offering pursuant to an engagement letter dated April 27, 2017. We have agreed to pay Wainwright a fee equal to 6% of the gross proceeds of the offering, subject to certain exceptions, and to reimburse Wainwright for certain expenses incurred by it.

The net proceeds to us, after deducting Wainwright’s fees and expenses and other estimated offering expenses payable by us, are expected to be approximately $13.9 million.

The shares of common stock are being offered pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-217184) that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on April 21, 2017. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and accompanying base prospectus supplement related to the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. The final prospectus supplement and accompanying base prospectus will be filed with the SEC and, once filed, will be available on the SEC’s website.

The foregoing descriptions of the securities purchase agreements and the engagement letter are not complete and are qualified in their entirety by reference to the full text of the form of the securities purchase agreements and of the engagement letter, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated by reference herein.

The securities purchase agreements and the engagement letter contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the securities purchase agreements and the engagement letter, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and letter and are not intended as documents for investors and the public from which to obtain factual information about us or the other parties to such agreements and letter. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

A copy of the opinion of TroyGould PC relating to the legality of the shares of common stock offered by us is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

Press Releases

On April 27, 2017 and April 28, 2017, we issued press releases announcing the proposed public offering and the pricing of the offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

We are providing the following updated “Company Overview” and “Recent Developments” information.

Company Overview

Based upon the results of our Phase 3 clinical trial of aldoxorubicin as a treatment for patients with relapsed or refractory soft tissue sarcoma, or STS, we were granted a meeting with the FDA on March 22, 2017 to discuss the regulatory path forward for aldoxorubicin. On April 19, 2017, we announced that we intend to submit a rolling Section 505(b)(2) New Drug Application (NDA) in the last quarter of 2017. A Section 505(b)(2) NDA is for drugs for which one or more of the investigations relied on by the applicant for approval of the application were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. The investigations must have been performed for a drug that had received FDA approval, which in our case is doxorubicin. Doxorubicin is considered to be a reference drug, since it is the active moiety in aldoxorubicin. A 502(b)(2) NDA differs from a typical Section 505(b)(1) NDA in that we can rely, in part, upon the FDA’s findings of safety and/or effectiveness for the reference drug, doxorubicin, provided that bridging data establishing the comparability of aldoxorubicin to doxorubicin will be deemed acceptable by FDA. Since we intend to pursue the Section 502(b)(2) regulatory pathway, our former special protocol assessment, or SPA, with the FDA is no longer applicable. We do not believe the 505(b)(2) pathway will adversely impact our Orphan Drug Designation for STS or that additional clinical studies will need to be conducted to submit our NDA. Subject to FDA approval, the commercial launch of aldoxorubicin in the United States is projected for 2018.

We also plan to discuss with the European Medicines Agency, or EMA, a path to filing a Marketing Authorization Application, or MAA.

The proposed aldoxorubicin product label would include “indicated for the treatment of STS.” New data might allow for future use of aldoxorubicin in neoadjuvant (pre-surgery) settings, as well as a replacement for doxorubicin in combinations. We also are considering a market expansion strategy which could include other indications or formulations, including combinations of aldoxorubicin with other chemotherapeutics and immunotherapies.

We are currently evaluating aldoxorubicin in a global Phase 2b clinical trial in second-line small cell lung cancer in which we currently expect to announce top-line data in the second quarter of 2017. We are also evaluating aldoxorubicin in a Phase 1b/2 trial in combination with ifosfamide in patients with STS. We previously completed Phase 2 clinical trials of aldoxorubicin in patients with late-stage glioblastoma (brain cancer) and HIV-related Kaposi’s Sarcoma, a Phase 1b trial in combination with gemcitabine in subjects with metastatic solid tumors, a Phase 1b clinical trial of aldoxorubicin in combination with doxorubicin in patients with advanced solid tumors and a Phase 1b pharmacokinetics clinical trial of aldoxorubicin in patients with metastatic solid tumors.

We also are engaged at our laboratory facility in Freiburg, Germany in preclinical development in a new class of oncology candidates utilizing our LADR technology to attach ultra-high potency drugs to albumin (10-1,000 times more potent than traditional chemotherapies; these drugs are attached only to antibodies as antibody-drug conjugates) to target tumors.

Recent Developments

As previously announced, we are under confidentiality agreements with a number of companies for the possible commercialization of aldoxorubicin, assuming it is approved for marketing. Depending upon the outcome of the discussions, we intend to partner with one or more partners to commercialize aldoxorubicin in the United States and possibly other markets.

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Item 9.01	Exhibits

(d) Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2017	CYTRX CORPORATION

	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of TroyGould PC

10.1	Form of Securities Purchase Agreements, dated as of April 28, 2017, among CytRx Corporation and the Purchasers

10.2	Engagement Letter, dated April 27, 2017, between CytRx Corporation and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC

23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)

99.1	Press release of CytRx Corporation issued April 27, 2017

99.2	Press release of CytRx Corporation issued April 28, 2017